Exhibit 10.6

Office Sublease Agreement

This agreement as dated below is between finfora, Inc., hereinafter (“finfora”), and Funding Wonder, Inc. hereinafter (“FW”). Collectively hereinafter referred as the (“Parties”)

WHEREAS, finfora wishes to rent offices with FW located at 175 SW 7th Street, Suite 1800 Miami, FL 33130.

TERM: The agreement shall be monthly, and either party can terminate it with a 30- day notice.

RENT: The rent shall be $5,600.00 (Five Thousand Six Hundred US Dollars) per month. The rent shall be due on 1st of every month, and paid no later than the 5th of every month.

PARKING: one parking spot is included in the rent.

MISC: finfora will have access to the office at any time. The Internet connection is part of this agreement. finfora shall share the copying and printer services of the FW.

GOVERNING LAW: This agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Florida.

By signing this agreement, the signing party represents that he has unconditional authority to enter into this agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day, month and year written below:

finfora, Inc.

/s/ Michael Mildenberger

07/07/17

Michael Mildenberger

Date

Funding Wonder, Inc.

/s/  Giovanni Soleti

07/07/17

Giovanni Soleti

Date